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                                                                    EXHIBIT 99.1

  HANOVER CAPITAL MORTGAGE HOLDINGS ANNOUNCES CLOSING OF COMMON STOCK OFFERING

      EDISON, NEW JERSEY, AUGUST 20, 2003 - Hanover Capital Mortgage Holdings, Inc. (AMEX: HCM) announced today the closing of its public offering of 3,000,000 shares of its common stock at $10.00 per share, for estimated net proceeds to the company of approximately $27.4 million. The underwriters have a 30-day option to purchase up to 450,000 additional shares of common stock from the company solely to cover over-allotments, if any.

The company intends to use the net proceeds from the offering primarily to purchase subordinated mortgage-backed securities and other mortgage-related assets.

The offering was lead managed by JMP Securities LLC and co-managed by Stifel, Nicolaus & Company, Incorporated. The shares of common stock may only be offered by means of a prospectus. A copy of the final prospectus relating to these securities may be obtained from the offices of JMP Securities LLC at One Embarcadero Center, Suite 2100, San Francisco, California 94111, or Stifel, Nicolaus & Company, Incorporated, at 501 North Broadway, St. Louis, Missouri 63102.

A registration statement relating to these securities was filed with and declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any jurisdiction.

Hanover Capital Mortgage Holdings, Inc. is a mortgage REIT with offices throughout the country staffed by seasoned mortgage capital markets professionals. HCM invests in mortgage-backed securities and mortgage loans and engages in fee income-generating activities through its subsidiaries, HanoverTrade, Inc. and Hanover Capital Partners Ltd. HanoverTrade operates an Internet exchange for trading mortgage loans, mortgage servicing rights and related assets, and provides state-of-the-art technologies supported by experienced valuation, operations and trading professionals. HanoverTrade also provides a full range of asset valuation, analysis and marketing services for mortgage-related assets. Hanover Capital Partners provides consulting and advisory services, focusing on loan sale advisory, loan file due diligence reviews, staffing solutions and mortgage assignment and collateral rectification services. for further information, visit HCM'S Web site at www.hanovercapitalholdings.com.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding our ability to pay future dividends, successfully invest capital, achieve greater returns on investments, provide continued growth for our stockholders, and our third and fourth quarter 2003 results. Such forward-looking statements involve known and unknown risks, uncertainties or other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Those risks and uncertainties can include: regulatory limitations on the types of investments in which we can participate, our ability to find suitable investments, fluctuation of interest rates, accelerated prepayment of principal, adverse general economic trends, the ability of HanoverTrade and Hanover Capital Partners to secure additional contracts and generate revenues, and our ability to retain key employees, among others. For more complete information concerning factors which could affect our results, please refer to our registration statements, reports and other documents filed with the Securities and Exchange Commission. Investors are cautioned that current results are not necessarily indicative of future results, and actual results may differ from projected amounts.

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